                              DECLARATION OF TRUST



                                       of



                    WASHINGTON REAL ESTATE INVESTMENT TRUST



                         as amended to June 20, 1973

                         as amended to June 26, 1974

                         as amended to June 19, 1980

                         as amended to June 24, 1982

                         as amended to August 9, 1983

                         as amended to June 19, 1985

                         as amended to June 24, 1987

                    WASHINGTON REAL ESTATE INVESTMENT TRUST


                               Table of Contents
                                       to
                              DECLARATION OF TRUST

                                                                                                                       Page
                                                              ARTICLE 1.

                                                     Name and Title to Property.                                          1

                                                              ARTICLE 2.

                                                         Powers of Trustees.

Section 2.1.     General Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.2.     Acquisition and Dealing in Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.3.     Acquisition and Dealing in Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.4.     Manner of Holding Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.5.     Power to Borrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.6.     Power to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.7.     Payment of Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.8.     Organization of Corporations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.9.     Rights with Respect to Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.10.    Delegation of Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.11.    Collection and Compromise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.12.    Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.13.    Power to Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.14.    Deposit of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Section 2.15.    Allocation of Receipts and Expenses between
                            Capital and Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 2.16.    Valuations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 2.17.    Fiscal Year and Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 2.18.    Respecting Certain Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section 2.19.    Other Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 2.20.    Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                             ARTICLE 3.

                                   Limitations of Liability of Shareholders, Trustees, and Others.

Section 3.1.     Liability to Third Persons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Section 3.2.     Trustees' Right of Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 3.3.     Limitation of Shareholder Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                              ARTICLE 4.

                                                   Shares of Beneficial Interest.

Section 4.1.     General Description  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.2.     Right to Certificate and Form of
                            Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.3.     Issuance of Additional Shares and Fractional
                            Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

                                                              ARTICLE 5.

                                                   Record and Transfers of Shares.

Section 5.1.     Register of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 5.2.     Transfer Agent and Registrar   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 5.3.     Deposit of Certificates with Transfer Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 5.4.     Method of Transfer of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 5.5.     Transfer by Operation of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 5.6.     Method of Recording Certain Type of
                            Share Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 5.7.     Record of Register Conclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 5.8.     Purchase or Retention Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 5.9.     Notice to Shareholders; Loss of Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
Section 5.10.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

                                                              ARTICLE 6.

                                                     Characteristics of Shares.

Section 6.1.     Ownership of Property in Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 6.2.     Shares Deemed Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Section 6.3.     Rights of Shares Acquired by Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 6.4.     Dealing in Shares by Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

                                                              ARTICLE 7.

                                                      Meetings of Shareholders.

Section 7.1.     Annual and Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 7.2.     Notice of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 7.3.     Effect of Shareholder Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 7.4.     Establishment of Record Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 7.5.     Rights to Vote   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 7.6.     Report to Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 7.7.     Right to Inspect Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

                                                              ARTICLE 8.

                                                              Trustees.

Section 8.1.     Number of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

Section 8.2.     Term of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
Section 8.3.     Resignation of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 8.4.     Appointment of Trustee to Fill Vacancy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 8.5.     Effect of Death, Resignation, or Removal
                            of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 8.6.     Action by Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 8.7.     Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 8.8.     By-laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 8.9.     Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

                                                              ARTICLE 9.

                                                     Distributions of Property.

Section 9.1.     Distributions of Profits or Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 9.2.     Retention of Profits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

                                                             ARTICLE 10.

                                              Amendment of Trust; Removal of Trustees.

Section 10.1.    Amendment of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
Section 10.2.    Removal of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
Section 10.3.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

                                                              ARTICLE 11

                                                            Miscellaneous.

Section 11.1.    Definition of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 11.2.    District of Columbia Law Governs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 11.3.    Execution of Trust in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 11.4.    Certificate of One or More Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 11.5.    Effect of Certificate in Other Jurisdictions   . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

                                                             ARTICLE 12.

                                                         Duration of Trust.                                              22

                                                             ARTICLE 13.

                                          Federal Housing Administration Insured Mortgages.                              22

                                                             ARTICLE 14.

                                                        Investment Policies.

Section 14.1.    Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 14.2.    Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 14.3.    Borrowing (Deleted June 20, 1973)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 14.4.    Temporary Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 14.5.    Area of Investment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

Section 14.6.    Prohibited Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 14.7.    Prohibited Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 14.8.    Dealings with Affiliated Persons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

                                                             ARTICLE 15.                                                 23

                              DECLARATION OF TRUST

                                       OF

                    WASHINGTON REAL ESTATE INVESTMENT TRUST


         THIS DECLARATION OF TRUST made this 18th day of November, 1960, by B. Franklin Kahn of Bethesda, Maryland, James K. Sullivan of Washington D.C., and Benjamin H. Dorsey of Westmoreland Hills Maryland,

         WITNESS that:

         WHEREAS the Trustees are desirous of forming a trust for the purpose of acquiring, holding, managing, improving, dealing with, and disposing of property real and/or personal, wherever situated; and

         WHEREAS, in furtherance of such purpose, the Trustees are acquiring and may hereafter acquire certain property and shall hold and manage all such property as such Trustees in the manner hereinafter stated; and

         WHEREAS it is likewise proposed that the beneficial interest in the property from time to time held by the Trustees shall be divided into shares to be evidenced by certificates therefor, as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that they will hold all property of every type and description which they are acquiring or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same or the benefit of the holders from time to time of the certificates of shares being issued and to be issued hereunder and in the manner and subject to the stipulations contained herein, to wit:


                                   ARTICLE 1.

                          Name and Title to Property.

         The name of this Trust shall be "Washington Real Estate Investment Trust" and so far as may be practicable the business of the Trust shall be conducted and transacted under that name, which name (and the words "this Trust" wherever used in this Declaration, except where the context otherwise requires) shall refer to the Trustees as trustees but not personally and shall not refer to the officers, agents, or shareholders of this Trust. All the property subject from time to time to this Declaration of Trust shall be vested in the Trustees as joint tenant and held by and transferred to the Trustees as joint tenant except as provided in Section 2.4 of Article 2 hereof.

                                   ARTICLE 2.

                              Powers of Trustees.

         Section 2.1. The Trustees shall have without other or further authorization full and absolute power ad control and authority over the Trust property held by them at any time hereunder and over the business of the Trust to the same extent as if the Trustees were the sole owners of such property and business in their own right, subject only to the limitations herein expressly stated, and to the superior control of the shareholders so far as the same is herein expressly stated. No person (the word "person" whenever used in this Declaration, except where the context otherwise requires, to be deemed to mean any individual, individuals, association, trust, partnership, corporation, or other entity) shall in any event be bound to see to the application of any money or property paid to or delivered to the Trustees or their authorized representative. No investment or reinvestment of the Trust property hereunder shall be deemed improper because of its speculative character or because a greater proportion of the Trust property is invested therein than is usual for trustees, or by reason of any interest therein, direct or indirect, of any Trustee or any other party whatsoever. Without restricting or limiting the generality of the foregoing, such powers of the Trustees shall include among others the powers enumerated in Sections 2.2 to 2.20, inclusive, of this
Article 2.

         Section 2.2. The Trustees shall have power as principal, agent, or otherwise, for such consideration as they may deem proper, to purchase, acquire through the issuance of shares representing a beneficial interest in the Trust property or through the issuance of notes, debentures, bonds, or other obligations of the Trust, or otherwise acquire, hold, manage, improve, lease (including building leases, part of the consideration for which is the building on or adding to the premises by the lessee) for a term extending beyond the possible termination of the Trust or for a lesser term, rent, convey, sell, exchange, mortgage (with or without power of sale), release, partition, or otherwise deal in real estate of any type and description, including any type of interest therein, and/or buildings and structures and tangible personal property of any type and description situated thereon or elsewhere, such real estate and/or buildings and structures and personal property being located in any part of the United States of America or any of the territories or possessions thereof or the Dominion of Canada; and to erect, construct, alter, repair, demolish or otherwise physically affect any buildings or structures of any type or description located in any part of the United States of America or any of the territories or possessions thereof or the Dominion of Canada.

         Section 2.3. The Trustees shall have power as principal, agent, or otherwise, for such consideration as they may deem proper, to purchase, acquire through the issuance of shares representing a beneficial interest in the Trust property, or through the issuance of notes, debentures, bonds, or other obligations of this Trust, or otherwise acquire, hold, sell, exchange, pledge, collect, pay, underwrite, and in any manner deal in stocks, bonds, notes, certificates of indebtedness, debentures, mortgages and deeds of trust (first or otherwise), bank acceptances, drafts, certificates of interest, securities, obligations, and in general any property or rights (legal or equitable) owned, held, created, or issued by or representing an interest in any corporation, business trust (including the business trust created by these presents), trusts, partnership, or other organization whether domestic or foreign, any individual, the United States of America or any of the several states or territories or any political subdivisions or agencies thereof, or foreign governments or political subdivisions thereof.

         Section 2.4. The Trustees shall have power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees or by any other person, or on such terms, in such manner, and with such powers as the Trustees hereunder may determine and without disclosure that the Trustees are interested therein.

         Section 2.5. The Trustees shall have power to borrow money for the purposes of this Trust, and to give notes, debentures, bonds, and other negotiable or non-negotiable instruments of this Trust therefor, to enter into other obligations on behalf of the Trust, and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure such notes, debentures, bonds, contracts, or other obligations. Any notes, debentures, bonds, instruments, or other obligations of or on behalf of this Trust authorized pursuant to section 2.2, 2.3, or 2.5 of the Article 2 may be convertible into shares of beneficial interest described in Article 4 hereof.

         Section 2.6. The Trustees shall have power to loan money and to invest and reinvest any funds of the Trust as they shall deem wise; and to create a reserve fund or reserve funds for such purposes as the Trustees deem advisable and invest or reinvest the same in such manner as they may deem best.

         Section 2.7. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature imposed upon or against the Trustees individually or collectively in connection with the Trust property, or upon or against the Trust property or any part thereof; and to make with the District of Columbia or any State or other taxing authority any agreement for the payment of taxes to said District of Columbia or any State or other

                                                                             -4-
taxing authority, whether or not said taxes would otherwise be payable or assessable by or against or in respect of the Trustees or the Trust property or the income therefrom, all as may be required or permitted by any present or future law; and for any of the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

         Section 2.8. The Trustees shall have power to cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, association, or other organization to take over the Trust property or any part or parts thereof or to carry on any business in which this Trust shall directly or indirectly have any interest, and to sell, convey, and transfer the Trust property or any part or parts thereof to any such corporation, trust association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, association, or organization, or any corporation, trust, partnership, association, or organization in which this Trust holds or is about to acquire shares or any other interest.

         Section 2.9. The Trustees shall have power to exercise all the rights, powers and privileges appertaining to the ownership of all or any securities forming part of the Trust property to the same extent that an individual might, and without limiting the generality of the foregoing, to vote or give any consent, request, or notice or waive any notice either in person or by proxy or power of attorney with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meetings or action, and any include the exercise of discretionary powers.

         Section 2.10. The Trustees shall have power to delegate from time to time to such one or more of their number or to such other person as the Trustees may deem best, the doing of such things and the execution of such deeds or other instruments either in the names of all the Trustees or as their attorney or attorneys or otherwise, as the Trustees may from time to time deem expedient.

         Section 2.11. The Trustees shall have power to collect, sue for, receive and receipt for all sums of money coming due to this Trust, to consent to the extension of the time for payment, or to the renewal, of any bonds or other securities, mortgages, deeds of trust or other obligations, and to engage or intervene in, prosecute, defend, compound, compromise, abandon, or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands, or things relating to the Trust property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustees, or other persons any stocks, shares, or bonds, or other securities or obligations of any corporation, trust, association, or other organization, the securities of which form a part of the Trust property, for the purpose of any reorganization of any such corporation, trust, association, or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stocks, shares, bonds, or other securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; and to give time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements, and other instruments; and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient.

         Section 2.12. The Trustees shall have power to incur and pay any charges or expenses in the opinion of the Trustees necessary or incidental to or proper for carrying out any of the purposes of this Trust; to appoint or contract with any one or more of themselves or any firm in which one or more of them may be members, or with any other person, to carry on and supervise all or any part of the active management of the property and business of the Trust, or to give investment advice, with such rights and such compensation as the Trustees may deem proper; and to employ such clerical assistance as they deem necessary to the transaction of the business of the Trust and such other persons, including consultants, accountants, technical advisers, attorneys, brokers, corporate fiduciaries, depositaries, corporations, escrow agents, partnerships, or trusts (including a corporation, partnership, or trust of which one or more of the Trustees is a stockholder, member, or Trustees) and to fix their duties, periods of employment and compensation.

         Section 2.13. The Trustees shall have power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or enter into other obligations therefor; and to mortgage and pledge the real and personal property of this Trust or any part thereof to secure any or all of such obligations.

         Section 2.14. The Trustees shall have power to deposit any moneys or securities included in the Trust property with any one or more banks, trust companies or other banking institutions deemed by the Trustees to be responsible, such moneys or securities to be subject to withdrawal on notice or upon demand and in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the person with whom the moneys or securities have been deposited properly to account for the moneys or securities so deposited.

         Section 2.15. The Trustees shall have power to determine conclusively whether any moneys, securities, or other properties of the Trust property are for the purposes of the Trust to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or as income and whether or not in the absence of this provision such expense or disbursement would ordinarily be charged to capital or to income.

         Section 2.16. The Trustees shall have power to determine conclusively the value of any of the real estate, securities, or other properties of this Trust and of any services, securities, property or other consideration hereafter to be acquired by this Trust; and to revalue the real estate, securities, or other properties of the Trust from time to time in accordance with appraisals made by one or more of the Trustees or any one or more of such appraisers as they deem responsible and experienced, and to keep the books of the Trust and render reports to the shareholders of the Trust on the basis of the figures so adopted.

         Section 2.17. The Trustees shall have power to determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time change the fiscal year or method or form of accounts.

         Section 2.18. No contracts or other transactions between or among the Trustees, the shareholders, or any other person and no act of any of them shall be affected by the fact that such Trustees, shareholders, or any other person are directly or indirectly interested in or are Directors, officers, members, shareholders, or fiduciaries of such other person and/or this Trust or otherwise connected with such other person and/or this Trust.

                 (a) No contract or other transaction between the Trust and one or more of its Trustees or any other trust, corporation, firm, association or entity in which one or more of the Trustees are trustees, directors or officers or have a material financial interest, shall be void or voidable because of such relationship or interest or because such Trustee or Trustees are present at the meeting of the Trustees or a committee thereof which authorizes, approves or ratifies such contract or transaction, if:

                 (1) the fact of such relationship or interest is disclosed or known to the Trustees or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Trustee or Trustees; or

                 (2) the fact of such relationship or interest is disclosed or known to be the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                 (3) the contract or transaction is fair and reasonable to the Trust.

                 Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                 Any contract or transaction authorized, approved or ratified in accordance with this Section (a) shall be presumed to be as valid as if such contract or transaction had been entered into with a disinterested party.

         Section 2.19. The Trustees shall have power to do all such other matters and things as in their judgment will promote or advance the business which they are authorized to carry on although such matters or things are not herein specifically mentioned.

         Section 2.20. The Trustees shall not have the power or authority to issue face amount certificates or periodic payment plan certificates as such terms are defined in the Investment Company Act of 1940, nor shall the Trustees invest in investment securities, including certificates of interest or shares of beneficial interest in other real estate investment trusts, beyond 25% of the net assets of the Trust.


                                   ARTICLE 3.

                          Limitations of Liability of
                      Shareholders, Trustees, and Others.

         Section 3.1.

                 (a) No Trustee or officer of this Trust shall be personally liable, in tort, contract or otherwise, in connection with Trust property or the affairs of this Trust, or on account of his own acts or omissions to this Trust, or to any shareholder, Trustee, officer or agent thereof except for (i) any breach of the duty of loyalty of the Trustee or officer to the Trust or its shareholders,
         (ii) acts or omissions not in good faith or which involve intentional

                                                                             -8-
         misconduct or a knowing violation of law, or (iii) any transaction from which the Trustee or officer derived any improper personal benefit.

                 (b) All persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of this Trust.

         Section 3.2.

                 (a) Each individual who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he, or an individual for whom he is the legal representative, is or was a Trustee or officer of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, employee or agent of another entity (including service with respect to an employee benefit plan) whether the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Trust to the fullest extent not prohibited to directors and officers of corporations by the District of Columbia Business Corporations Act (the "Law"), as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader indemnification rights than the Law permitted prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such individual in connection therewith. Such right shall include the right to be paid by the Trust expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Trustee or officer in his capacity as a Trustee or officer (and not in any other capacity in which service was or is rendered by such person while a Trustee or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Trust of an undertaking, by or on behalf of such Trustee or officer, to repay all amounts so advanced if it should be determined ultimately that such Trustee or officer is not entitled to be indemnified under this section or otherwise.

                 (b)      The rights conferred on an individual by Paragraph
         (a) of this Section shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of the Declaration of Trust, By-laws, agreement, vote of shareholders or disinterested Trustees or otherwise.

         Section 3.3. To shareholder, as such, of this Trust shall be held to any personal liability whatsoever, in tort, contract or otherwise, in connection with Trust property or the affairs of this Trust or upon any obligation of the Trust; and this Trust will indemnify and hold harmless each shareholder from and against any and all losses, damages and liabilities (including any reasonable expenses, including legal expenses, incurred by the shareholder after the giving of the notice hereunder and in conformity with the provisions of this section 3.3), if the shareholder complies with the following conditions. After any claim is asserted in writing, or any suit or action is brought against any shareholder, such shareholder shall notify the Trust thereof within ten (10) business days after such shareholder has actual knowledge of the same, and shall thereafter fully cooperate with the Trust in defending such claim, suit or action in such manner as the Trust alone may see fit. The Trust shall have the right to employ counsel of its choosing to defend any such claim, suit or action. In the event that the Trust fails to diligently defend against any such claim, suit or action, the shareholder shall have the right to employ counsel of his choosing and to take such other action and incur such other expense as is reasonably necessary to conduct such defense.


                                   ARTICLE 4.

                         Shares of Beneficial Interest.

         Section 4.1. The shares issuable hereunder by the Trustees shall be without par value. No assessment shall ever be made upon shareholders.

         Section 4.2. Every shareholder shall be entitled to receive a certificate in such form as the Trustees shall from time to time approve specifying the number of shares held by him. The certificates in the form so approved shall be treated as negotiable and title thereto and to the shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate and the shares represented thereby of any business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the President of the Trustees, and shall be countersigned by a Transfer Agent, and registered by a Registrar, if any.
There shall be filed with each Transfer Agent and Registrar, if any, a copy of the form of certificate so approved by the Trustees, certified by the President of the Trustees, and such form shall continue to be used unless and until the Trustees approve some other form. In case any one or more officers of this Trust who shall have signed certificates shall cease to be such officer or officers before the certificates so signed shall have been actually issued, such certificates my nevertheless be issued with the same effect as though the persons who signed such certificates had not ceased to be such officers of this Trust. The Trustees may in their discretion authorize certificates to be signed or authenticated by the facsimile signature of the officer or officers who are authorized to sign such certificates; provided that any certificate signed or authenticated by the facsimile signature of an officer shall not be valid unless countersigned by a Transfer Agent.

         Section 4.3. The Trustees in their discretion may from time to time without vote of the shareholders issue shares of this Trust, in addition to the then issued and outstanding shares and shares held in the treasury, to such party or parties and for such property or consideration, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (real, personal, or mixed) and businesses, and no prior offering thereof to any of the shareholders hereunder need be made. In connection with any issuance of shares, the Trustees may issue fractional shares or may provide for the issue of scrip for fractions of shares and determine the terms of such scrip including, without limitation, the time within which the same must be surrendered for exchange into full shares and the rights if any of holders of scrip upon the expiration of the time so fixed, the rights if any to receive proportional distributions, and the rights if any to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each shareholder, provide in lieu of scrip for the adjustment of fractions in cash. The provisions of Section 4.2 hereinabove relative to certificates for shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a Transfer Agent alone. The Trustees may also authorize the issuance of warrants or options to purchase shares from time to time to such persons, including themselves, upon such terms and conditions and for such consideration as they determine to be proper.


                                   ARTICLE 5.

                         Record and Transfer of Shares.

         Section 5.1. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the shareholders and the number of shares held by them respectively and the numbers of the certificates representing the same and a record of all transfers thereof. Only shareholders whose certificates are so recorded shall be entitled to vote or to receive dividends or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend, nor to have notice given to him as herein provided, until he has given his address to a Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.

         Section 5.2. The Trustees shall have power to employ a transfer agent or transfer agents, and if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said shares and countersign certificates of shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

         Section 5.3. In accordance with the usual custom of corporations having a transfer agent, signed certificates for shares in blank may be deposited with any transfer agent of this Trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

         Section 5.4. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of this Trust of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue shall be issued to the transferor. But until such record is made the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer.

         Section 5.5. Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any shareholder, or otherwise by operation of law, shall be recorded as the holder of the said shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or a transfer agent of this Trust. But until such record is made, the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy, or insolvency.

         Section 5.6. The Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or in any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any share; provided, however, that any person recorded as a holder of any share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

         Section 5.7. The Trustees shall not, nor shall the shareholders or any officer, transfer agent or other agent of this Trust or of the Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge, or equity to which any of the shares of the Trust or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest therein by any such shareholder or his personal representatives is authorized by such trust, charge, pledge, or equity, or to recognize any person as having any interest therein except for the persons recorded as such shareholders. The receipt of the person in whose name any share is recorded, or if such share is recorded in the names of more than one person, the receipt of any one of such persons or of the duly authorized agent of any such person shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations, and other property payable, issuable, or deliverable in respect of such share and from all liability to see to the application thereof.

         Section 5.8. If any person, corporation, partnership, trust or any other legal entity is or becomes at any time the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares, or if the tax status of the Trust under Public Law 86-779 or any other tax statute or regulation is or can be endangered by the purchase or retention of shares by any person, corporation, partnership, trust or any other legal entity, the Trustees may, in their sole discretion, refuse to sell, transfer or deliver shares to such person or entity, or, may repurchase any or all shares held by such person or entity at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher. After the mailing of the demand for repurchase, the shares may be cancelled upon the records of the Trust by the order of the Trustees and the Trust shall pay promptly for such shares as above determined.

         Section 5.9. Any and all notices to which shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to shareholders of record at their last known post office address as recorded on the register of the Trustees. In case of the loss, mutilation, or destruction of any certificate of shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit.

         Section 5.10. If the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of this Trust has or may become concentrated to an extent which would cause any rent to be paid to this Trust by a "sister corporation," if one existed, to fail to qualify or be disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Internal Revenue Code of 1954 (the "Code"), or similar provisions of successor statutes, pertaining to the qualification of this Trust as a real estate investment trust, trustees shall have the power (1) by lot or other means deemed equitable by them to call for purchase from any shareholder of this Trust of such number of shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of shares of this Trust into conformity with the requirements of said Section 856(d)(2)(B) pertaining to this Trust, and (2) to refuse to register the transfer of shares to any person whose acquisition of such shares would, in the opinion of the Trustees, result in this Trust being unable to conform to the requirements of said Section 856(d)(2)(B). For purposes of this Section, the term "sister corporation" means a corporation, the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the shares of this Trust. This Section shall apply even if a "sister corporation" does not exist (1) at the time the Trustees determine that the ownership of shares of this Trust has or may become so concentrated, or (2) at the time the Trustees call shares for purchase or refuse to register the transfer of shares.

         The purchase price for the shares purchased pursuant hereto shall be equal to the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid for the shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees. From and after the date fixed for purchase by the Trustees, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price fixed as aforesaid.

         In order to further assure that ownership of the shares does not become so concentrated, any transfer of shares that would prevent amounts received by this Trust from a "sister corporation," if one existed, from qualifying as "rents from real property" as defined in Section 856(d) of the Code, by virtue of the application of Section 856(d)(2)(B) of the Code, shall be void ab initio and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of this Trust in acquiring such shares and to hold such shares on behalf of this Trust. For purposes of determining whether this Trust is in compliance with Section 856(d)(2)(B), Section 856(d)(5) of the Code, or similar provisions of successor statutes shall be applied. The shareholders of this Trust shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the shares of this Trust as the Trustees deem necessary to determine whether this Trust satisfies the provisions of Section 856(a)(5) and (6) and Section 856(d) of the Code or the regulations thereunder as the same shall be from time to time be amended, or to comply with the requirements of any other taxing authority.


                                   ARTICLE 6.

                           Characteristics of Shares.

         Section 6.1. The ownership of the Trust property of every description and the right of the conduct of any business hereinbefore described are vested exclusively in the Trustees, and the shareholders shall have no interest therein other than the beneficial interest conferred by their shares issued hereunder, and they shall have no right to call for any partition or division of any property, profits, rights, or interests.

         Section 6.2. The shares issued hereunder shall be personal property giving only the rights in this instrument and in the certificates thereof specifically set forth. The death of a shareholder during the continuance of this Trust shall not terminate the Trust nor give his or her legal representatives a right to an accounting or to take any action in the courts or otherwise against other shareholders or the Trustees or the property held hereunder, but shall simply entitle the legal representatives of the deceased shareholder to demand any receive a new certificate of shares in place of the certificate held by the deceased shareholder, and upon the acceptance of which such legal representatives shall succeed to all the rights of the deceased shareholder under this Trust.

         Section 6.3. Shares issued hereunder and purchased or otherwise acquired by the Trustees for the account of the Trust shall not so long as they belong to the Trust either receive dividends (except that they shall be entitled to receive dividends payable in shares of the Trust) or be voted at any meeting of the shareholders. Such shares may in the discretion of the Trustees be cancelled and the number of shares authorized be thereby reduced, or such shares may in the discretion of the Trustees be held in the treasury and be disposed of by the Trustees at such time or times, to such party or parties, and for such consideration as the Trustees may determine.

         Section 6.4. The Trustees, or any one of them, may, in their individual capacity, purchase and otherwise acquire or sell and otherwise dispose of shares issued hereunder without restriction or liability to any person.


                                   ARTICLE 7.

                           Meetings of Shareholders.

         Section 7.1. Annual meetings of the shareholders shall be held at a convenient location on proper notice to shareholders following delivery of the annual report. Special meetings of the shareholders shall be called at any time and place when ordered by the President of the Trustees or a majority of the Trustees, or upon the written request of the holders of 25% of the outstanding shares, specifying the purpose or purposes for which such meeting is called. If for any reason the annual meeting of the shareholders as herein provided shall be omitted, a special meeting of the shareholders may subsequently be held in lieu thereof and the business of the annual meeting may be transacted thereat.

         Section 7.2. Notice of all meetings of the shareholders shall be given by a Trustee or other officer by mail to each shareholder at his registered address, mailed at least fourteen (14) days before the meeting. No business shall be transacted at any special meeting of shareholders unless notice of such business has been given in the call for the meeting. Any adjourned meeting may be held as adjourned without further notice.

         Section 7.3. No action taken by the shareholders at any meeting other than a meeting of the type specified either in Section 10.1 or Section 10.2 hereof (and then only if such action is taken by the percentage of shares in each case therein specified) shall in any way bind the Trustees.

         Section 7.4. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, the Trustees may from time to time close the transfer books for such period not exceeding twenty (20) days as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not less than ten (10) nor more than ninety (90) days (1983 amendment) prior to the date of any meeting of shareholders or dividend payment as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend and any shareholder who as a shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend even though he has since that date disposed of his shares, and no shareholder becoming such after said date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend.

         Section 7.5. At any meeting of the shareholders, any shareholder of shares entitled to vote thereat may vote by proxy. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote. Fractional shares shall not be entitled to any vote. When any such share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         Section 7.6. At each annual meeting of the shareholders the Trustees shall make a report upon the affairs of the Trust and upon its business and operations, together with the statement of its financial standing as shown by the books of account of the Trust. The Trustees shall have prepared and shall submit to the Beneficiaries an annual report consisting of a balance sheet, statement of income, and surplus of the Trust, and an opinion thereon of an independent certified public accountant based on an examination of the books and records of the Trust, which opinion shall not be materially limited in scope and which shall be made in accordance with generally accepted auditing procedures.

         The aforesaid annual report shall be filed by the independent certified public accountant who prepares the same with the Trustees and with such federal or state regulatory authorities as shall require such filing with them. The Trustees shall mail a copy of such annual report to each shareholder at his address as recorded on the books of the Trustees, as soon as practicable after the close of the period covered by the report.

         The Trustees shall have quarterly reports prepared and shall submit a quarterly report to such federal or state regulatory authorities as shall require the same. A quarterly report, which shall contain a current balance sheet and statement of income, and surplus, may be unaudited.

         Section 7.7. The records and books of account of the Trust shall be open to the inspection of federal or state regulatory authorities at any reasonable time or times, at the principal office of the Trust. Any shareholder, upon written demand stating the specific purpose thereof, shall have the right to examine the trust records at the principal office of the Trust, as permitted under District of Columbia law to the same extent as is permitted corporate shareholders.


                                   ARTICLE 8.

                                   Trustees.

         Section 8.1. The number of Trustees shall not be less than three (3) nor more than seven (7). Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the continuing or surviving Trustee or Trustees shall have all the powers granted to the Trustees and discharge all the duties imposed upon the Trustees by this Declaration. The term "majority of the Trustees" whenever used herein shall mean more than one-half of the total number of Trustees then in office.

         The following persons shall be the Trustees subject to the provisions of Section 8.2 below: B. Franklin Kahn, Benjamin H. Dorsey, Arthur A. Birney, William C. Eacho, Jr., Worthington H. Talcott, Jarvis J. Slade, Stanley S. Snyder.

         Section 8.2. The Trustees presently serving as such shall be divided into three classes, as nearly equal in number as is feasible, with respect to the term during which they shall severally hold office. One class shall serve until the annual election of Trustees in 1969 and until their respective successors are duly qualified and assume office; one class shall serve until the annual election of Trustees in 1970 and until their respective successors are duly qualified and assume office; and one class shall serve until the annual election of Trustees in 1971 and until their respective successors are duly qualified and assume office. Commencing in 1969 the Trustees shall be elected for three year terms for the class of Trustees whose terms then expire, so that the term of office of one class of Trustees shall expire each year.
The Trustees shall be individuals of full age and not under any legal disability, and no person shall qualify as a Trustee until he shall have either signed this Declaration of Trust or agreed in writing to be bound in all respects by the Declaration. No Trustee shall be required to give bond, surety or security to secure the performance of his duties or obligations.

         Section 8.3. Any Trustee may resign his trust by instrument in writing signed by him and delivered or mailed to the President of the Trustees, and such resignation shall take effect immediately or at a later date according to the terms of the notice, but no such resignation shall become effective unless and until a copy of such instrument shall have been acknowledged by the resigning Trustee and recorded in the Office of the Recorder of Deeds for the District of Columbia (hereinafter in this Declaration called the "Recorder's Office").

         Section 8.4. In case a vacancy in the number of Trustees shall occur through death, resignation, or removal (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 10.2 hereof), the remaining Trustees or Trustee may fill such vacancy by appointing by an instrument in writing signed by a majority of the Trustees such person as they or he in their or his absolute discretion shall see fit, but no such appointment shall become effective unless and until such instrument bearing the acceptance of the person so appointed shall have been acknowledged by one or more of the existing Trustees and recorded in the Recorder's Office. Thereupon the Trust property shall vest in the new Trustee jointly with the continuing Trustee or Trustees without any further act or conveyance.

         Section 8.5. The death, resignation, or removal of any one or more of the Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. No person interested in any investment advisor to the Trust shall sell real property to the Trust or buy real property from the Trust.

         Section 8.6. Meetings of the Trustees shall be held from time to time upon the call of the President of the Trustees or any two of the Trustees. Notice of any meetings shall be given not less than three (3) days before the meeting but may be waived by any Trustee either before or after such meeting. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a vote passed at a meeting by a majority of the Trustees or expressed in a writing signed by a majority of the Trustees without a meeting, shall constitute the action of the Trustees and have the same effect as if assented to by all. At any meeting a majority of the Trustees shall constitute a quorum. Any deed, mortgage, lease or other instrument or writing executed by two or more of the Trustees shall be valid and binding upon the Trustees and upon the Trust when authorized by a vote or writing passed or signed as above provided.

         Section 8.7. The Trustees shall annually elect from among their number a President, who shall be the principal officer of the Trust, and may elect from among their number or otherwise a Secretary and such other officers or agents as they may deem advisable and may act in any manner by or through any such officer or agent. The Trustees shall fix the compensation of all officers whom they may elect or appoint, shall receive reasonable compensation for their general services as Trustees and officers hereunder, and may pay themselves or any one or more of them such compensation for special services as they in good faith may deem reasonable. The aggregate annual expenses of every character paid or incurred by the Trust, excluding interest, taxes, expenses in connection with the issuance of securities, shareholder relations, and acquisition, operation, maintenance, protection and disposition of Trust properties, but including advisory fees and mortgage servicing fees and all other expenses, shall not exceed the greater of: 1. 1-1/2% of the average net assets of the Trust, net assets being defined as total invested assets at cost before deducting depreciation reserves, less total liabilities, calculated at least quarterly on a basis consistently applied; or 2. 25% of the net income of the Trust, excluding provision for depreciation and realized capital gains and losses and extraordinary items, and before deducting fees and mortgage servicing fees and all other expenses, calculated at least quarterly on a basis consistently applied; but in no event shall aggregate annual expenses exceed 1-1/2% of the total invested assets of the Trust at year end.

         Section 8.8. The Trustees may adopt a seal and from time to time adopt, amend or repeal by-laws for the conduct of their business, and in such by-laws may define duties of their officers, agents, servants, and representatives.

         Section 8.9. The Trustees may appoint from among their own number an executive committee of two or more persons to whom they may delegate such of the powers herein given to the Trustees as they may deem expedient, except as herein otherwise provided.


                                   ARTICLE 9.

                           Distributions of Property.

         Section 9.1. The Trustees shall from time to time distribute ratably among the shareholders such proportions of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper and such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof); and the Trustees may distribute ratably among the shareholders additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper; but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees, as shall also the determination of what constitutes net profits or surplus, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value (as determined by the Trustees under Section
2.16 of Article 2 hereinabove) or the book value; and such distribution may be among the shareholders of record at such other date (not more than twenty (20) days prior to payment of such distribution) as the Trustees shall determine.

         Section 9.2. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.


                                  ARTICLE 10.

                              Amendment of Trust;
                              Removal of Trustees.

         Section 10.1. The provisions of this Declaration of Trust may be amended by a vote of the holders of a majority of shares, or the Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of shares; but no amendment, alteration, or termination shall become effective unless and until such instrument shall have been acknowledged and recorded in said Recorder's Office. Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by law), the affirmative vote of the holders of 70% or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Sections 5.8, 5.10, 8.1, 8.2, this Section 10.1, or
Article 15 of this Declaration of Trust.

         Section 10.2. Any Trustee may be removed either (1) at any meeting of shareholders called for the purpose, by the affirmative vote of not less than two-thirds in interest of the shares then outstanding hereunder and entitled to vote; or (2) by the unanimous vote of all other Trustees with the approval of the holders of a majority of the share; provided, however, that no such removal shall become effective unless and until a certificate to that effect signed and acknowledged by an officer of the Trust shall have been recorded in the Recorder's Office.

         Section 10.3. The Trustees shall maintain insurance against possible tort liability on the part of the Trust in an amount customarily carried by prudent businessmen in the operation of the same or a similar type of business.


                                  ARTICLE 11.

                                 Miscellaneous.

         Section 11.1. The term "Trustees" as used herein shall mean, where the context admits, such of the undersigned or their duly appointed and qualified successors as shall be at the time acting as Trustees hereunder.

         Section 11.2. This instrument is executed by the Trustees and delivered in the District of Columbia and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said District of Columbia.

         Section 11.3. This Declaration may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 11.4. Any certificate signed by a person who according to the records in said Recorder's Office appears to be a Trustee hereunder, concerning the number or identity of Trustees or shareholders, that the execution of any instrument or writing has been duly authorized, the form of any vote passed at a meeting of Trustees or shareholders, the fact that the number of Trustees or shareholders present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust, the form of any by-law adopted by or the identity of any officer elected by the Trustees or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any one or more of them, and the successors of such person.

         Section 11.5. If this Declaration of Trust is filed or recorded in any other recording office, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described in
Section 11.4 hereof which is signed by a person who according to the records in such recording office appears to be a Trustee hereunder.

                                  ARTICLE 12.

                               Duration of Trust.

         This Trust shall continue without limitation of time but subject to the provisions of Article 10 hereof.


                                  ARTICLE 13.

               Federal Housing Administration Insured Mortgages.

         The Trustees shall not have the power to sell or otherwise dispose of any mortgage or mortgages or partial interest in such mortgage or mortgages insured by the Federal Housing Administration which the Trust owns unless such transfer is to a mortgagee approved by the Federal Housing Administration or is otherwise in accordance with the provisions of the National Housing Act, as amended, or Regulations promulgated thereunder.


                                  ARTICLE 14.

                              Investment Policies.

         Section 14.1. It is the policy of the Trust to invest primarily in income producing real estate, including shopping centers, commercial office buildings, apartment houses and industrial buildings. Investments will be made on a long-term basis and not with the intention of resale in the immediate future. It is also a policy to improve and upgrade real estate investments with a view toward increasing income.

         Section 14.2. It is the policy of the Trust to finance the purchase of its properties through the use of cash and long-term first mortgages. The Trust may also acquire properties by the issuance of shares or senior securities, which may or may not be convertible to shares of the Trust, or by the exchange of properties.

         Section 14.3.  [Deleted].

         Section 14.4. The Trust may, on a temporary basis, invest in United States government obligations, state or municipal obligations, mortgages, commercial papers, or similar investments, as a means of providing for contingencies and future purchases. Such investments will not be in amounts which would, in the option of counsel for the Trust, disqualify the Trust for treatment as a "real estate investment trust" under the Internal Revenue Code and Regulations thereunder.

         Section 14.5. It is the policy of the Trust to make investments in any state of the United States or the Dominion of Canada where, in the opinion of counsel for the Trust, the Trust may legally operate without affecting the limited liability of the shareholders (other than for tort claims, contract claims where shareholder liability is not negated, claims for taxes, and certain statutory liabilities).

         Section 14.6. The Trust may not invest in (1) equity securities in any company holding investment or engaging in activities prohibited by the Declaration of Trust except where the investment is to acquire underlying real estate assets by dissolution of such company, or (2) commodities.

         Section 14.7. The Trust may not (1) engage in any short sale, (2) engage in trading as compared with investment activities, (3) issue redeemable securities as that term is defined in the Investment Company Act of 1940, (4) engage in distribution of securities issued by others, (5) engage in underwriting securities of other issuers, (6) invest in securities of other issues for the purpose of exercising control or in securities of or interests in persons primarily engaged in real estate activities, except where the purpose is to acquire the underlying properties of said issuer or persons, (7) make unsecured loans to other persons, (8) enter into any advisory contract for a period of more than one year.

         Section 14.8. The Trust shall not, in dealing with any Trustee, investment adviser, officer or employee of the Trust, enter into any transactions, contrary to the obligations imposed upon Trustees by courts of equity.


                                  ARTICLE 15.

         Any merger, consolidation or liquidation involving the Trust, or any sale, lease, pledge, exchange or other transfer of all or substantially all of the Trust's assets, shall require the approval of a majority of the Trustees. If any such transaction is with, into or to a Related Shareholder, such transaction also shall require the approval of a majority of the Trustees not appointed or nominated by, acting on behalf of, or representing, such Related Shareholder, and not an "affiliate" or "associate" of such Related Shareholder.

         For purposes of this Article, the terms "affiliate" and "associate" have the meanings assigned to them in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act").

         For purposes of this Article, the term "Related Shareholder" means any person, corporation or other entity who or which is the beneficial owner (within the meaning of Rule 13d-3 of the

Exchange Act) of five percent (5%) or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees after including among his or its shares those owned by an "affiliate" or "associate." A person, corporation or other entity who or which was a "Related Shareholder" at any time remains a "Related Shareholder" so long as he or it remain an "affiliate" of the Trust.